UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Evofem Biosciences, Inc. with the Securities and Exchange Commission on February 16, 2022 (the “Initial Report”). The Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (the “Opinion”) filed with the Initial Report contained a typographical error. The Opinion, as corrected and in its entirety, is filed as Exhibit 5.1 to this Amendment No. 1. No other changes have been made to the Initial Report.

Item 1.01.	Entry into Material Definitive Agreement.

On February 15, 2022, Evofem Biosciences, Inc. (the “Company”, “we”, “us” and “our”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Seven Knots, LLC (“Seven Knots”), pursuant to which Seven Knots has agreed to purchase from us, at our direction from time to time, in our sole discretion, from and after the date of this report and over a period up to and until March 1, 2024, shares of our common stock having a total maximum aggregate purchase price to Seven Knots of up to $50,000,000 (the “Purchase Shares”), upon the terms and subject to the conditions and limitations contained in the Purchase Agreement.

The offer and sale of the securities that may be issued and sold by us to Seven Knots under the Purchase Agreement, and the resale of such securities by Seven Knots, are registered under the Securities Act of 1933, as amended (the “Securities Act”), under the Company’s shelf registration statement on Form S-3 (File No. 333-258321) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (“SEC”) on July 30, 2021 and declared effective by the SEC on August 5, 2021. Such offer and sale of securities by the Company, and any resale of such securities by Seven Knots, will be made only by means of a prospectus supplement, dated February 15, 2022, and an accompanying base prospectus, dated August 5, 2021, forming a part of the Registration Statement, to be filed with the SEC pursuant to Rule 424(b) under the Securities Act.

We may, from time to time and at our sole discretion, direct Seven Knots to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. There is no upper limit on the price per share that Seven Knots could be obligated to pay for common stock under the Purchase Agreement. We will control the timing and amount of any sales of our common stock to Seven Knots, and Seven Knots has no right to require us to sell any shares to it under the Purchase Agreement. Actual sales of shares of common stock to Seven Knots under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of our common stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. Seven Knots may not assign or transfer its rights and obligations under the Purchase Agreement.

Under the applicable Nasdaq rules, in no event may the Company issue to Seven Knots under the Purchase Agreement more than 32,483,835 shares of common stock, which number of shares is equal to 19.99% of the shares of the common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Seven Knots for all of the shares of common stock that the Company directs Seven Knots to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds $0.448 per share (representing the lower of the official closing price of the common stock on Nasdaq on the date of the Purchase Agreement and the average official closing price of the common stock on Nasdaq for the five consecutive trading days ending on the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules, plus $0.0265).

In all cases, the Company may not issue or sell any shares of common stock to Seven Knots under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by Seven Knots and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Seven Knots beneficially owning more than 4.99% (which Seven Knots may increase up to 9.99% upon 61 days’ prior written notice to us) of the outstanding shares of common stock.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Seven Knots. The Company expects that any proceeds received by it from such sales to Seven Knots will be used for working capital and general corporate purposes.

As consideration for Seven Knots’s commitment to purchase shares of common stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company issued 1,992,584 shares of Common Stock to Seven Knots as commitment fee shares.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Seven Knots, limitations and conditions regarding sales of Purchase Shares, indemnification rights and other obligations of the parties.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement other than a prohibition (with certain limited exceptions) on entering into a dilutive securities transaction during certain periods when we are selling common stock to Seven Knots under the Purchase Agreement. Seven Knots has agreed that it will not engage in or effect, directly or indirectly, for its own account or for the account of any of its affiliates, any short sales of our common stock or hedging transaction that establishes a net short position in our common stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the commencement date under the Purchase Agreement, (ii) the date on which Seven Knots shall have purchased from the Company under the Purchase Agreement shares of common stock for an aggregate gross purchase price of $50 million, (iii) the date on which the common stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon three trading days’ prior written notice to Seven Knots. The Company and Seven Knots may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither the Company nor Seven Knots may assign or transfer the Company’s respective rights and obligations under the Purchase Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated thereby are qualified in their entirety by reference to such Exhibit.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1*	Purchase Agreement
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: February 16, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer